UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  March 24, 2005 (March 21, 2005)

Sequa Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdictionof Incorporation)

                                  1-804                                                                13-1885030

                   (Commission File Number)                                  (IRS Employer Identification No.)

       200 Park Avenue, New York, New York                                                           10166

         (Address of Principal Executive Offices)                                                          (Zip Code)

(212) 986-5500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            Effective March 22, 2005, the Nominating Committee of the Board of Directors of Sequa Corporation (the “Company”) approved the election of Mr. Robert Weinberg to the Board of Directors.  Mr. Weinberg’s election will fill the vacancy on the Board created by the departure of Mr. John Quicke on March 5, 2005.  A copy of the press release announcing Mr. Weinberg’s election is attached as Exhibit 99 to this current report.

            There was no arrangement or understanding between Mr. Weinberg and any other person pursuant to which Mr. Weinberg was elected as a director.  Upon his election, Mr. Weinberg was not appointed to any committee of the Board of Directors.  The Company expects that Mr. Weinberg will be appointed to one or more Board committees in the future.

            There are no family relationships between Mr. Weinberg and any of the Company's directors or officers.  There have been no transactions or series of similar transactions of the type required to be described under Section 404(a) of Regulation S-K between the Company (including its subsidiaries) and Mr. Weinberg since January 1, 2004, nor are any such transactions currently proposed.

            On March 21, 2005, Mr. David S. Gottesman informed the Company that he has decided not to stand for re-election to the Company's Board of Directors at the 2005 Annual Meeting of Stockholders, which is scheduled to be held on May 5, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c)        Exhibits.  The following exhibit is filed herewith and incorporated herein by reference:

                        99.       Press release of Registrant dated March 23, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        SEQUA CORPORATION

                                                                        By:/s/ Norman E. Alexander

                                                                              Norman E. Alexander

                                                                              Executive Chairman

Dated:  March 24, 2005